EXHIBIT 1.1
$275,000,000 AGGREGATE PRINCIPAL AMOUNT

OLD REPUBLIC INTERNATIONAL CORPORATION

8.00% CONVERTIBLE SENIOR NOTES

DUE 2012

UNDERWRITING AGREEMENT

dated April 23, 2009
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement
April 23, 2009
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
One Bryant Park
New York, NY 10036
     As Representative of the several Underwriters
Ladies and Gentlemen:
     Introductory. Old Republic International Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) $275,000,000 in aggregate principal amount of its 8.00% Convertible Senior Notes due 2012 (the “Firm Notes”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional $41,250,000 in aggregate principal amount of its 8.00% Convertible Senior Notes due 2012 (the “Optional Notes” and, together with the Firm Notes, the “Notes”), as provided in Section 2. Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to act as the representative of the several Underwriters (“Merrill Lynch” and in such capacity, the “Representative”) in connection with the offering and sale of the Notes. To the extent there are no additional Underwriters listed on Schedule A other than you, the term Underwriters as used herein shall mean you, as the sole Underwriter. The term Underwriters shall mean either the singular or plural as the context requires.
     The Company and the Underwriters agree that up to $2,000,000 of the Firm Notes to be purchased by the Underwriters (the “Directed Notes”) shall be reserved for sale at the public offering price by the Underwriters to certain eligible directors and officers of the Company (collectively, the “DNP Participants”), as part of the distribution of the Notes by the Underwriters (the “Directed Note Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority (“FINRA”) and all other applicable laws, rules and regulations. Merrill Lynch shall be selected to process the sales to the DNP Participants under the Directed Note Program. To the extent that such Directed Notes are not orally confirmed for purchase by the DNP Participants by noon New York City time on the date of this Agreement, such Directed Notes may be offered to the public as set forth in the Registration Statement, the Disclosure Package and the Prospectus (as defined below). The Company has supplied Merrill Lynch with the names, addresses and telephone numbers of the individuals or other entities that the Company has designated to be participants in the Directed Note Program.
               The Notes will be convertible on the terms, and subject to the conditions, set forth in the Indenture, dated as of August 15, 1992, between the Company and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the Supplemental Indenture thereto, dated as of the Closing Date (as defined herein) (collectively, the “Indenture”). As used herein, “Conversion Shares” means the fully paid, nonassessable shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) and accompanying rights (the “Rights”) to be received by the holders of the Notes upon conversion of the Notes pursuant to the terms of the Notes and the Indenture. The Notes will be convertible initially at a conversion rate of 86.8056 shares per $1,000 principal amount of the Notes, on the terms, and subject to the conditions, set forth in the Notes and the Indenture. The term “Securities” means the Notes and/or the Conversion Shares.
               The Company hereby confirms its agreements with the Underwriters as follows:

          Section 1. Representations and Warranties of the Company.
            The Company hereby represents and warrants to, and covenants with, each Underwriter as follows:
               (a) Preparation and Filing of Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-142462) covering the public offering and sale of certain securities from time to time, including the Securities, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Securities Act (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus and prospectus supplement used in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement (the “Execution Time”), the Company will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the Securities Act (“Rule 424(b)”). The final prospectus and the prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are collectively referred to herein as the “Prospectus”. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
               All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, prior to the Execution Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated hereunder (collectively, the “Exchange Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the Execution Time.

               (b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Securities have been and remain eligible for registration by the Company on a Rule 405 automatic shelf registration statement. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2) under the Securities Act (“Rule 401(g)(2)”), has been issued by the Commission and no order or notice from any court, arbitrator, regulatory body, administrative agency, governmental body or other authority or agency (collectively, “Governmental Entity”) preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus or any proceeding for such purpose has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by a Governmental Entity.
            Each of the Registration Statement and any post-effective amendment thereto, at the time of their respective effectiveness, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at the date hereof, at the Closing Date and at any Subsequent Closing Date (as defined herein), complied, complies and will comply in all material respects with the Securities Act and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
            The Preliminary Prospectus and the Prospectus, when filed with the Commission, complied and will comply in all material respects with the Securities Act. The Prospectus and any supplement or amendment thereto, as of their respective dates, at the time of any filing pursuant to Rule 424(b), at the Closing Date and at any Subsequent Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
            The representations and warranties set forth in the immediately preceding two paragraphs do not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendment or supplement thereto, based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act.
            There is no contract or other document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that has not been described or filed as required.
               (c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when the Registration Statement became effective or when the documents incorporated by reference were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information contained in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, none of such documents included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information contained in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
               (d) Disclosure Package. The term “Disclosure Package” shall mean, collectively, (i) the base prospectus, dated April 30, 2007, (ii) the preliminary prospectus supplement, dated April 22, 2009, (iii) the Final Term Sheet (as defined herein), (iv) any issuer free writing prospectuses, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), other than the Final Term Sheet, that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 8:30 a.m., New York City time, on April 24, 2009 (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The immediately preceding sentence does not apply to (i) the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act, (ii) statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof, or (iii) any statement that does not constitute part of the Registration Statement or the Prospectus pursuant to Rule 412 under the Securities Act.
               (e) Company is a Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Execution Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
               (f) Company Not Ineligible Issuer. (i) At the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (iii) as of the Execution Time (with such Execution Time being used as the determination date for purposes of this clause (iii)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
               (g) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the

Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), including any document incorporated or deemed incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The immediately preceding two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.
               (h) Accuracy of Statements. The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the headings “Description of Notes,” “Certain U.S. Federal Income Tax Considerations,” “Description of Securities,” and incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Business-Government Regulation”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.
               (i) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus (as defined herein), the Final Term Sheet or the Prospectus.
               (j) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
               (k) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
               (l) Authorization of the Notes. The Notes have been duly authorized by the Company and, when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, as the case may be, the Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Notes will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
               (m) Authorization of the Conversion Shares. The Conversion Shares have been duly authorized and reserved by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive rights, rights of first offer or refusal or other similar rights to subscribe for or purchase securities of the Company or any subsidiary of the Company. The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
               (n) No Stamp or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges under U.S. federal law, the laws of any state, or any political subdivisions thereof, or any other U.S. or non-U.S. governmental authority required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the Notes or the issuance of Common Shares upon the conversion of the Notes.
               (o) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.
               (p) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given therein: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, or entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries of the Company, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.
               (q) Independent Accountants. Pricewaterhouse Coopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act.
               (r) Preparation of the Financial Statements. The financial statements filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Any supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein.

Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act. The financial data incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Selected Financial Data” fairly present the information set forth therein on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus. The Company’s ratios of earnings to fixed charges included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K under the Securities Act.
               (s) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, the Indenture and the Notes. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.
     The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
               (t) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, the Disclosure Package and the Prospectus or upon exercise of any outstanding options or warrants described in the Registration Statement, the Disclosure Package and the Prospectus, as the case may be). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with U.S. federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first offer or refusal or other similar rights to subscribe for or purchase securities of the Company or any subsidiary of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first offer or refusal or other similar rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Registration Statement, the Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, in the Registration Statement, the Disclosure Package and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.
               (u) Listing. The Common Stock is listed on the New York Stock Exchange (the “NYSE”).
               (v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter, by-laws or other organizational documents, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any Governmental Entity having jurisdiction over the Company or such subsidiary or any of their respective property or assets, as applicable, except with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
     The Company’s execution, delivery and performance of this Agreement, the Indenture and the Notes and consummation of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter, by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets. No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of this Agreement, the Indenture or the Notes or consummation of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect or as may be required under applicable state securities laws and from FINRA. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
               (w) No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective property or assets which (i) are required to be described in the Registration Statement, the Disclosure Package or the Prospectus under the Securities Act or the Exchange Act and are not so described or (ii) could have a

Material Adverse Effect or materially affect the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes or to consummate any of the transactions contemplated hereby or thereby, by the Disclosure Package or by the Prospectus.
               (x) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
               (y) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s consolidated business as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or any of its subsidiaries; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any material Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s consolidated business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact that would form a reasonable basis for any such claim.
               (z) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate U.S. federal or state or foreign Governmental Entities necessary to conduct the Company’s consolidated business, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
               (aa) Title to Properties. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to all the property and assets reflected as owned in the financial statements referred to in Section 1(r) above or elsewhere in the Registration Statement, the Disclosure Package or the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.
               (bb) Tax Law Compliance. The Company and its subsidiaries have filed all necessary U.S. federal, state and local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties (i) as may be being contested in good faith and by appropriate proceedings and (ii) the failure of which to have been paid would not result in a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(r) above in respect of all U.S. federal, state and local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.
               (cc) Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
               (dd) Company Not an “Investment Company". The Company is not, and after receipt of payment for the Notes and the application of the net proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).
               (ee) Compliance with Reporting Requirements. The Company is subject to, and in full compliance with, the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
               (ff) No Restrictions on Dividends or Other Distributions. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company or any subsidiary of the Company is prohibited or otherwise restricted, by applicable law or regulation, order of any Governmental Entity, contract or otherwise, directly or indirectly, from paying any dividends or making other distributions, from, repaying to the Company, in the case of any subsidiary of the Company, any loans or advances to such subsidiary from the Company or from transferring, in the case of any subsidiary of the Company, any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
               (gg) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Securities.
               (hh) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus under the Securities Act or the Exchange Act that have not been described as required.
               (ii) Internal Controls and Procedures. The Company maintains (i) effective internal control over financial reporting (as defined in Rule 13a-15 and 15d-15 under the Exchange Act), and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (jj) No Material Weakness in Internal Controls. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
               (kk) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act.
               (ll) Stock Options. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option designated by the Company or the relevant subsidiary of the Company at the time of grant as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company or the relevant subsidiary of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which the securities of the Company or the relevant subsidiary of the Company are traded and (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date. Neither the Company nor any of its subsidiaries has knowingly granted, and there is no, and has been no, policy or practice of the Company or any of its subsidiaries of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their financial condition, liquidity, results of operations or prospects.
               (mm) Insurance Regulatory Matters. Each of the Company and each of its subsidiaries that is engaged in the business of insurance or reinsurance (each such subsidiary, an “Insurance Subsidiary”) is duly licensed or registered as a holding company, as an insurer or as a reinsurer, as the case may be, under the insurance laws (including, without limitation, laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, the “Insurance Laws”) of each jurisdiction in which the conduct of its business as described in the Registration Statement, the Disclosure Package and the Prospectus requires such licensing or registration (each such license or registration, an “Insurance License”). Each of the Company and its Insurance Subsidiaries has made all required material filings under applicable holding company statutes or other Insurance Laws in each jurisdiction where such filings are required. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from all insurance regulatory authorities (together with the Insurance Licenses, the “Insurance Licenses and Authorizations”) necessary to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and all of the foregoing are in full force and effect except where the failure to have such Insurance Licenses and Authorizations in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Insurance Subsidiaries has fulfilled and performed in all material respects all obligations necessary to maintain the Insurance Licenses and Authorizations. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that would, individually or in the aggregate, result in the revocation, termination or suspension of any of the Insurance Licenses and Authorizations or have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company or any of its Insurance Subsidiaries has received any notification from any insurance regulatory authority or other Governmental Entity to the effect that any additional Insurance Licenses and Authorizations are needed to be obtained by either the Company or any of its Insurance Subsidiaries.
               (nn) Statutory Financial Statements. The (i) audited statutory financial statements of the Insurance Subsidiaries for the year ended December 31, 2008 (the “Annual Statutory Financial Statements”) that have been filed with the insurance regulator of the relevant jurisdiction for each Insurance Subsidiary have been prepared and fairly present the admitted assets, liabilities, surplus, results of operations and cash flows of each of the Insurance Subsidiaries at the dates and for the periods (as the case may be) indicated, in accordance with statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary consistently applied throughout such period (excepted as specified therein), and (ii) unaudited quarterly statutory financial statements of each of the Insurance Subsidiaries for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008, each as filed with the insurance regulator of the relevant jurisdiction for such Insurance Subsidiary (together with the Annual Statutory Financial Statements, the “Statutory Financial Statements”), have been prepared and filed with the appropriate insurance regulators using the same statutory accounting practices applied on a basis consistent with each of the Insurance Subsidiaries’ audited statutory financial statements referenced in clause (i) above.
               (oo) Insurance Reserving Practices. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its Insurance Subsidiaries have made no material change in their insurance reserving practices since December 31, 2008. All insurance reserves reflected in the Statutory Financial Statements were calculated in accordance with applicable statutory accounting practices prescribed or permitted by the insurance regulator of the relevant jurisdiction and generally accepted actuarial methodologies.
               (pp) Reinsurance. All reinsurance treaties, contracts and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is (nor, to the knowledge of the Company, is any counterparty) in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except for any such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect. To the knowledge of the Company, no Insurance Subsidiary has received any notice that any of the other parties to such treaties, contracts or arrangements intends not to, or will be unable to, perform such treaty, contract or arrangement in any material respect.
               (qq) Rating. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, has (i) imposed (or has informed the Company or any of its subsidiaries, that it has considered imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any of its subsidiaries or to any securities of the Company or any of its subsidiaries, (ii) indicated to the Company or any of its subsidiaries that it is considering any downgrading in or withdrawal of the rating of any debt securities or preferred stock of the Company or any of its subsidiaries or the ratings assigned to any of its Insurance Subsidiaries’ financial strength or claims-paying (or equivalent) ability, or (iii) made any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company or any of its subsidiaries or its rating of the financial strength or claims-paying (or equivalent) ability of any of its Insurance Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading or withdrawal, of such rating).
               (rr) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

               (ss) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
               (tt) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Company will not directly or indirectly use the proceeds from the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
               (uu) ERISA Compliance. Except for events that would not result in a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. Except for events that would not result in a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (1) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; (2) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year; (3) any event or condition giving rise to a liability under Title IV of ERISA; or (4) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
               (vv) Brokers. Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.
               (ww) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
               (xx) Statistical and Market Related Data. Nothing has come to the attention of the Company or any of its subsidiaries that has caused it or them to believe that any of the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable or is not accurate in all material respects
          Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
          Section 2. Purchase, Sale and Delivery of the Notes.
               (a) The Firm Notes. The Company agrees to issue and sell to the several Underwriters the Firm Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Notes set forth opposite their names on Schedule A. The purchase price per Firm Note to be paid by the several Underwriters to the Company shall be 97.25% of the aggregate principal amount thereof.
               (b) The Closing Date. Delivery of the Firm Notes to be purchased by the Underwriters and payment therefor shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m., New York time, on April 29, 2009 or such other time and date not later than 1:30 p.m., New York time, on April 29, 2009 as the Representative shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).
               (c) The Optional Notes; any Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Optional Notes from the Company at the same price as the purchase price per Firm Note to be paid by the Underwriters for the Firm Notes. The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate principal amount (which shall be an integral multiple of $1,000) of Optional Notes as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Notes are to be registered and (iii) the time, date and place at which such Optional Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Notes are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as the Representative may determine) that bears the same proportion to the total aggregate principal amount of Optional Notes to be purchased as the aggregate principal amount of Firm Notes set forth on Schedule A opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Notes.
               (d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.
            It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes and any Optional Notes that the Underwriters have agreed to purchase. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
               (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters the Firm Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor specified in this Agreement. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters the Optional Notes that the Underwriters have agreed to purchase at the Closing Date or any Subsequent Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor specified in this Agreement. Delivery of the Notes shall be made in book-entry only form through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
               (f) Delivery of Prospectus to the Underwriters. Not later than 3:00 p.m. (New York City time) on the first business day in New York City following the date of this Agreement, the Company shall deliver or cause to be delivered, copies of the Prospectus, in form and substance satisfactory to the Underwriters, in such quantities and at such places as the Representative shall request.
          Section 3. Covenants of the Company.
          The Company covenants and agrees with each Underwriter as follows:
               (a) The Representative’s Review of Proposed Amendments and Supplements. During the period beginning on the Applicable Time and ending on the later of the Closing Date or the first date when, in the opinion of counsel for the Underwriters, a prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus or filing a new registration statement relating to the Securities, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement or such new registration statement, and the Company shall not file or use any such proposed amendment or supplement or such new registration statement to which the Representative reasonably objects; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representative a reasonable amount of time in advance of filing.
               (b) Securities Act Compliance. After the Execution Time, the Company shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement, any new registration statement relating to the Securities or any amendment or supplement to the Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement or such new registration statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or of any order or notice from any Governmental Entity preventing or suspending the use of the Registration Statement or such new registration statement, the Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or such order or notice of prevention or suspension of such use. If any such stop order or prevention or suspension order or notice is issued at any time, the Company will use its reasonable best efforts to obtain the lifting or reversal thereof at the earliest possible moment, or, subject to Section 3(a) hereof, will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement become effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), including with respect to the timely filing of documents thereunder, and will use its reasonable best efforts to confirm that any filings made by the Company under Rule 424(b) under the Securities Act were received in a timely manner by the Commission. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
               (c) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Registration Statement, the Disclosure Package or the Prospectus as then amended or supplemented would contain or include, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, including the filing under the Exchange Act of any document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, in order to make the statements therein, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary or advisable to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, including the filing under the Exchange Act of any document incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement relating to the Securities, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition and (ii) subject to Section 3(a) hereof, promptly prepare, file with the Commission (and use its reasonable best efforts to have any amendment to the Registration Statement or any new registration statement become effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Registration Statement, the Disclosure Package and the Prospectus as then amended or supplemented, (in the case of the Disclosure Package and the Prospectus) in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package and the Prospectus as then amended or supplemented will comply with law.
               (d) Final Term Sheet. The Company will prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by the Representative and attached as Schedule B hereto (the “Final Term Sheet”) and will file such Final Term Sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule.
               (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses identified in Schedule C hereto. Any such free writing prospectus consented to, or deemed consented to, by the Representative is herein referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company and the Representative it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed with the SEC. Notwithstanding anything to the contrary contained herein (including the preceding sentence), the Company consents to the use by the Underwriters of a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is or is to be included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433 under the Securities Act, nor otherwise an Issuer Free Writing Prospectus.
               (f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.
               (g) Copies of the Registration Statement and the Prospectus. The Company will furnish to the Representative and counsel for the Underwriters a signed copy of the Registration

Statement (including exhibits thereto) and any amendments thereto, as well as any new registration statement relating to the Securities, for each Underwriter.
               (h) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
               (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.
               (j) Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.
               (k) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) that satisfies the provisions of, and that provides the benefits contemplated by, Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
               (l) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE, all reports and documents required to be filed under the Exchange Act.
               (m) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Securities); provided, however, that notwithstanding the foregoing, the Company shall be permitted to grant options to purchase Common Stock or issue shares of Common Stock or other equity-based awards pursuant to the Company’s equity incentive plans described in the Registration Statement as in effect on the date hereof. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the

Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Representative and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in Section 5(h) with prior notice of any such announcement that gives rise to an extension of the restricted period.
               (n) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
               (o) Future Reports to Stockholders. The Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or through other publicly available electronic means.
               (p) Future Reports to the Representative. During the period of five years hereafter, the Company will furnish to the Representative at One Bryant Park, New York, NY 10036: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that the Company will not be required to furnish reports or other communications or information that is available on EDGAR or through other publicly available electronic means.
               (q) Listing of Conversion Shares. Prior to the Closing Date, the Company will use its reasonable best efforts to have the Conversion Shares approved for listing by the NYSE, subject to official notice of issuance.
               (r) Available Conversion Shares. The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares into which the Notes are convertible.
               (s) Conversion Price. Between the date hereof and the last day on which the Underwriters’ over-allotment option may be settled, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

               (t) DTC. The Company will cooperate with the Representative and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.
               (u) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the original effectiveness of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form and substance satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form and substance satisfactory to the Representative, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
               (v) Notice of Inability to Use Automatic Shelf Registration Statement. If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form and substance satisfactory to the Representative, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.
          Section 4. Payment of Expenses.
          The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee under the Indenture, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada or the securities laws of any other foreign jurisdiction, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) any fees charged by any nationally recognized statistical rating organization for rating the Notes, (viii) all fees and expenses in connection with making the Notes eligible for clearance and settlement through The Depository Trust Company, (ix) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval, if required, of the Underwriters’ participation in the offering and distribution of the Securities, (x) the fees and expenses associated with the listing of the Conversion Shares on the NYSE, (xi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (xii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement and (xiii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters and any stamp duties, similar taxes or duties or other taxes incurred by the Underwriters, in connection with the Directed Note Program. Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
          Section 5. Conditions of the Obligations of the Underwriters.
               The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Notes, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
               (a) Accountants’ Comfort Letter. On the date hereof, the Representative shall have received from Pricewaterhouse Coopers LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.
               (b) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
     (i) the Company shall have filed the Preliminary Prospectus and the Prospectus and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rule 424(b);
     (ii) all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, including the Final Term Sheet, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433 under the Securities Act;
     (iii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement, or any post-

effective amendment to the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), shall have been issued by the Commission and no order or notice from any Governmental Entity preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Prospectus or any proceeding for such purpose shall have been instituted or be pending or, to the Company’s knowledge, be threatened by any Governmental Entity; and
     (iv) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
               (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date:
     (i) in the judgment of the Representative, there shall not have occurred any Material Adverse Change;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in Section 5(a) hereof which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus; and
     (iii) except as contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have occurred any downgrading in or withdrawal of the rating or financial strength or claims paying ability (or its equivalent) of, or of any securities of, the Company or any of its subsidiaries by any nationally recognized statistical rating organization, and the Company shall not have received any notice of any intended or potential downgrading in or withdrawal of any such rating or financial strength or claims paying ability (or its equivalent) or of any review of any such rating or financial strength or claims paying ability (or its equivalent) other than with respect to a potential positive change.
               (d) Opinion of Counsel for the Company. On the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of (i) the General Counsel of the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached as Exhibit B and (ii) Locke Lord Bissel & Liddell LLP, counsel for the Company, dated as of such Closing Date or Subsequent Closing Date, the form of which is attached as Exhibit C.
               (e) Opinion of Counsel for the Underwriters. On the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Sidley Austin llp, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to the Representative, and addressed to the Underwriters, with respect to the issuance and sale of the Notes, the disclosure in the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
               (f) Officers’ Certificate. On the Closing Date and any Subsequent Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief

Accounting Officer of the Company, dated as of such Closing Date or Subsequent Closing Date, to the effect set forth in Section 5(b) and 5(c)(iii) hereof, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;
     (ii) the representations and warranties of the Company set forth in this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and
     (iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.
               (g) Bring-down Comfort Letter. On the Closing Date and any Subsequent Closing Date, the Representative shall have received from Pricewaterhouse Coopers LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.
               (h) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit D hereto from each director and executive officer of the Company, and such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.
               (i) The Company shall have caused the Conversion Shares to be approved for listing, subject to official notice of issuance, on the NYSE, and satisfactory evidence of such action shall have been provided to the Representative.
               (j) Additional Documents. On or before the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
          If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Notes, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 13 shall at all times be effective and shall survive such termination.
          Section 6. Reimbursement of Underwriters’ Expenses.
          If this Agreement is terminated pursuant to Section 5, Section 9 (only in the case of non-defaulting Underwriters) or Section 10 or if the sale to the Underwriters of the Notes on the Closing Date or any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the Underwriters (other than a defaulting Underwriter, if any), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
          Section 7. Indemnification.
               (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, including the Final Term Sheet, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with foreign sales or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and its officers, directors, employees, agents and controlling persons for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or any Issuer Free Writing Prospectus, including the Final Term Sheet, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.
               (b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Representative expressly for use therein, and to reimburse the Company or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that any Underwriter has furnished to the Company through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the second paragraph under the subsection “Price Stabilization and Short Positions” under the caption “Underwriting” in the Prospectus and (ii) the first sentence under the subsection “Commissions and Discounts” under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
               (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 7(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7(a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representative in the case of Section 7(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
               (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
               (e) Indemnification for Directed Notes. In connection with the offer and sale of the Directed Notes, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the DNP Participants to pay for and accept delivery of Directed Notes which, by noon New York City time on the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless Merrill Lynch, its directors, officers, employees and agents, and each person, if any, who controls Merrill Lynch within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which Merrill Lynch, or any such director, officer, employee, agent or controlling person may become subject, which (i) is caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to DNP Participants in connection with the Directed Note Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) is caused by the failure of any Participant to pay for and accept delivery of Directed Notes that such Participant agreed to purchase; or (iii) is related to, arising out of, or in connection with the Directed Note Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have. Notwithstanding anything contained herein to the contrary, if indemnification may be sought pursuant to this Section 7(e), then in addition to such separate counsel as may be provided for the indemnified parties pursuant to this Section 7, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Merrill Lynch, the directors, officers, employees and agents of Merrill Lynch, and all persons, if any, who control Merrill Lynch within the meaning of either the Securities Act or the Exchange Act for the defense of any losses, claims, damages or liabilities arising out of the Directed Note Program.

          Section 8. Contribution.
          If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the untrue statements or omissions or alleged untrue statements or alleged omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Notes as set forth on such front cover page. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8.
          Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          Section 9. Default of One or More of the Several Underwriters.
          If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Firm Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination with respect to any non-defaulting Underwriter. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Disclosure Package and the Prospectus or any other documents or arrangements may be effected.
          As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
          Section 10. Termination of this Agreement.
          Prior to the Closing Date and, with respect to the Optional Notes, any Subsequent Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established by the Commission, FINRA or the NYSE; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iv) there shall have occurred any outbreak or escalation of national or international hostilities or declaration of a national emergency or war by the United States or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 4 and 6 hereof for any termination pursuant to clause (i) above or (b) any Underwriter to the Company.

          Section 11. No Advisory or Fiduciary Responsibility.
          The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the initial public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
          Section 12. Research Analyst Independence.
          The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          Section 13. Representations and Indemnities to Survive Delivery.
          The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any

(A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the directors, officers, employees or agents of any Underwriter, or any person controlling any Underwriter, the Company, the directors, officers or employees of the Company or any person controlling the Company, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.
          Section 14. Notices.
          All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Representative:
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
One Bryant Park
New York, NY 10035
Facsimile: (646) 855-3073
Attention: Syndicate Department
with a copy to
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (212) 230-8730
Attention: ECM Legal
If to the Company:
Old Republic International Corporation
307 North Michigan Avenue
Chicago, Illinois 60601
Facsimile: (312) 726-0309
Attention: General Counsel
Any party hereto may change the address for receipt of communications by giving written notice to the others.
          Section 15. Successors and Assigns.
          This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any officer of the Company who signs the Registration Statement and any person who controls the Company within the meaning of the Securities Act or the Exchange Act, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser of Notes from any of the several Underwriters merely because of such purchase.
          Section 16. Partial Unenforceability.
          The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
          Section 17. Governing Law Provisions.
          THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          Section 18. General Provisions.
          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
          Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act, the Exchange Act or otherwise.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, OLD REPUBLIC INTERNATIONAL CORPORATION
By:
	Name:	Aldo C. Zucaro
	Title:	Chairman and Chief Executive Officer

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED
Acting as Representative of the
several Underwriters named in
the attached Schedule A.

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:

Managing Director

ANNEX A

LIST OF SIGNIFICANT SUBSIDIARIES
Great West Casualty Company
Old Republic Insurance Company
Republic Mortgage Insurance Company

SCHEDULE A

Aggregate
Principal
Amount of Firm
Notes to be
Underwriters	Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$151,252,000

J.P. Morgan Securities Inc.	$82,500,000

Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	$10,312,000

Keefe, Bruyette & Woods, Inc.	$10,312,000

KeyBanc Capital Markets Inc.	$10,312,000

Raymond James & Associates, Inc.	$10,312,000

Total	$275,000,000

SCHEDULE B

FINAL TERM SHEET

Old Republic International Corporation
Offering of

$275,000,000 aggregate principal amount of
8.00% Convertible Senior Notes due 2012
(the “Convertible Senior Notes Offering”)
The information in this pricing term sheet relates to the Convertible Senior Notes Offering and should be read together with (i) the preliminary prospectus supplement dated April 22, 2009, including the documents incorporated by reference therein, and (ii) the related base prospectus dated April 30, 2007, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Issuer:	Old Republic International Corporation, a Delaware corporation.

Ticker / Exchange for Common Stock:	ORI / The New York Stock Exchange (“NYSE”).

Trade Date:	April 23, 2009.

Settlement Date:	April 29, 2009.

Notes:	8.00% Convertible Senior Notes due 2012.

Aggregate Principal Amount Offered:	$275 million aggregate principal amount of Notes (excluding the underwriters’ option to purchase up to $41.25 million of additional aggregate principal amount of Notes to cover overallotments, if any).

Public Offering Price:	$1,000.0 per Note / $275 million total.

Underwriting Discounts:	$27.5 per Note / $7.6 million total.

Proceeds, Before Expenses, to the Issuer:	$972.5 per Note / $267.4 million total.

Maturity:	The Notes will mature on May 15, 2012, subject to earlier repurchase or conversion.

Annual Interest Rate:	8.00% per annum.

Interest Payment and Record Dates:	Interest will accrue from April 29, 2009, and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2009, to the person in whose name a Note is registered at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date.

NYSE Last Reported Sale Price on April 23, 2009:	$9.60 per share of the Issuer’s common stock.

Conversion Premium:	20.0% above the NYSE Last Reported Sale Price on April 23, 2009.

Initial Conversion Price:	Approximately $11.52 per share of the Issuer’s common stock.

Initial Conversion Rate:	86.8056 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Use of Proceeds:	The Issuer estimates that the proceeds from this offering will be approximately $267.4 million ($307.6 million if the underwriters exercise their option to purchase additional Notes in full), after deducting underwriting fees and discounts and before estimated expenses. The Issuer intends to use approximately $112.5 million and $30.0 million of the net proceeds of the offering to increase the capital of the general and title insurance business segments, respectively, in order to support future growth opportunities. The Issuer also plans to use approximately $100.0 million to repay commercial paper with maturities ranging from 30 to 90 days that as of April 23, 2009, carried interest rates ranging from 1.5% to 3.1%. The Issuer expects to use the remaining net proceeds for general corporate purposes. Pending application for the foregoing purposes, the net proceeds from this offering will be invested in short-term interest bearing instruments or other investment grade securities.

Commissions and Discounts:	The underwriters have advised the Issuer that they propose initially to offer the Notes at a price of 100% of the principal amount of Notes, plus accrued interest from the original issue date of the Notes, if any, and to dealers at a price less a concession not in excess of 1.65% of the principal amount of the Notes, plus accrued interest from the original issue date of the Notes, if any.

The following table shows the public offering price, underwriting discount and proceeds before expenses (which expenses, not including the underwriting discount, are estimated to be $560,000 and are payable by the Issuer) to the Issuer. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Note	Without Option	With Option
Public offering price	$1,000.0	$275,000,000	$316,250,000
Underwriting discount	$27.5	$7,562,500	$8,696,875
Proceeds, before expenses, to the Issuer	$972.5	$267,437,500	$307,553,125

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated (55%) and J.P. Morgan Securities Inc. (30%)

Co-Manager:	Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC (3.75%), Keefe, Bruyette & Woods, Inc. (3.75%), KeyBanc Capital Markets Inc. (3.75%) and Raymond James & Associates, Inc. (3.75%)

CUSIP Number:	680223 AF1

2

Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes for each stock price and effective date set forth below:

					Stock Price

Effective Date	$9.60	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00$	$45.00	$50.00

April 29, 2009	17.3610	14.6694	6.0104	3.7392	2.5978	2.0941	1.7603	1.5210	1.3407	1.1997	1.0865
May 15, 2010	17.3610	14.4800	4.7279	2.5795	1.7682	1.4200	1.1883	1.0222	0.8972	0.8000	0.7217
May 15, 2011	17.3610	13.2255	2.7321	1.2881	0.9360	0.7555	0.6364	0.5509	0.4865	0.4357	0.3954
May 15, 2012	17.3610	13.1944	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $50.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $9.60 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate exceed 104.1666 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the preliminary prospectus supplement dated April 22, 2009.
The Issuer has filed a registration statement (including a prospectus and a related preliminary prospectus supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from Merrill Lynch & Co., Attn: Prospectus Department, 4 World Financial Center, New York, NY 10080, 1-866-500-5408 or J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, (718) 242-8002.
This communication should be read in conjunction with the preliminary prospectus supplement dated April 22, 2009 and the accompanying prospectus. The information in this communication supersedes the information in the preliminary prospectus supplement and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

3

SCHEDULE C

FREE WRITING PROSPECTUSES
1. Final Term Sheet

EXHIBIT A
Form of Accountants’ Comfort Letter

A-1

EXHIBIT B
Form of Opinion of General Counsel
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
          (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
          (iii) Each significant subsidiary of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
          (iv) All of the issued and outstanding capital stock of each significant subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to such counsel’s knowledge, any pending or threatened claim.
          (v) The Company’s authorized capitalization is as set forth in the Registration Statement, the Disclosure Package and the Prospectus. The authorized, issued and outstanding shares of capital stock of the Company (including the Common Stock) conform to the descriptions thereof included in the Registration Statement, the Disclosure Package and the Prospectus. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable.
          (vi) To such counsel’s knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required under the Securities Act or the Exchange Act to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus, other than those disclosed therein.
          (vii) The performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes will not: (i) result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary; (ii) constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Existing Instrument; or (iii) result in any violation of any statute, law, rule, judgment, regulation, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets, except with respect to clause (ii), for such defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

B-1

          (viii) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, to such counsel’s knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Underwriting Agreement.
          (ix) To such counsel’s knowledge, neither the Company nor any subsidiary of the Company is in (A) violation of (i) its charter or by-laws or (ii) any statute, law, rule, judgment, regulation, order or decree applicable to the Company or any of its subsidiaries of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their respective property or assets or (B) Default in the performance or observance of any obligation, agreement, covenant or condition contained in any Existing Instrument, except with respect to clauses A(ii) and (B) only, for such violations or Defaults as would not, individually or in the aggregate, have a Material Adverse Effect.
          (x) The Company and each subsidiary of the Company possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the Company’s consolidated business, except for such licenses, certificates, authorizations or permits that the failure to possess would not result in a Material Adverse Effect and neither the Company nor any subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

B-2

EXHIBIT C
Form of Opinion of Counsel for the Company
          (i) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement, the Indenture and the Notes.
          (ii) The Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors’ or by general equitable principles. The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
          (iii) The Notes have been duly authorized by the Company and, when the Notes are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement on the Closing Date or any Subsequent Closing Date, as the case may be, the Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Notes conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.
          (iv) (i) The Conversion Shares initially issuable upon conversion of the Notes have been duly authorized and reserved by the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, and (ii) the Rights, if any, issuable upon conversion of the Notes have been duly authorized by the Company and, when and if issued upon conversion in accordance with the terms of the Notes, the Indenture and the Rights Agreement, will have been validly issued.
          (v) No stockholder of the Company or any other person has any preemptive right, right of first offer or refusal or other similar right to subscribe for or purchase securities of the Company or any subsidiary of the Company arising (i) by operation of the charter or by-laws of the Company or the General Corporation Law of the State of Delaware or (ii) to such counsel’s knowledge, otherwise.
          (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
          (vii) The Registration Statement became effective under the Securities Act. The filing of the Preliminary Prospectus and the Prospectus has been made in the manner and within the time period required by Rule 424(b). To such counsel’s knowledge, based solely on a telephonic confirmation from the Secretary’s Office of the SEC received at ___a.m. on the date hereof, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2) has been issued by the Commission.
          (viii) The Registration Statement and the Prospectus, as of their most recent respective effective or issue dates (other than the financial statements, related notes and schedules and other financial or statistical data derived therefrom or assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act.
          (ix) Each document filed pursuant to the Exchange Act (other than the financial statements, related notes and schedules and other financial or statistical data derived therefrom or assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered) that is incorporated by reference in the Disclosure Package and the Prospectus complied, when so filed, or if amended or revised, when so amended or revised, as to form in all material respects with the Exchange Act.
          (x) The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States Income Tax Considerations,” insofar as such statements constitute a summary of the legal matters referred to therein, constitute fair summaries thereof, in all material respects.
          (xi) No consent, approval, authorization or other order of, or registration or filing with, any Governmental Entity is required for the Company’s execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes, except (A) as have been obtained under the Securities Act, and (B) as required under applicable state securities or blue sky laws and from FINRA.
          (xii) The performance by the Company of its obligations under the Underwriting Agreement, the Indenture and the Notes will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the agreements specified in Annex A hereto.
          (xiii) The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, an “investment company” within the meaning of Investment Company Act.
          In connection with the preparation of the Registration Statement, we participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accountants of the Company, the Representative and counsel to the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed (we did not participate in the preparation of the documents incorporated by reference in the Prospectus) and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus (other than to the extent specified in paragraphs (ii), (iii) and (x) above), no facts have come to our attention that lead us to believe that (i) the Registration Statement, insofar as it relates to the offering of the Securities, as of the most recent effective date pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, related notes and schedules and other financial or statistical data derived therefrom or assessments of or reports on the effectiveness of internal control over financial reporting included or incorporated by reference therein or omitted therefrom, as to which we express no view).

EXHIBIT D
April 29, 2009
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
One Bryant Park
New York, NY 10036
As Representative of the several Underwriters
Re: Old Republic International Corporation (the “Company”)
Ladies and Gentlemen:
               The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of 8.00% Convertible Senior Notes due 2012, which will be convertible into common stock, $1.00 par value (the “Common Stock”), of the Company (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into an underwriting agreement with the Company with respect to the Offering (the “Underwriting Agreement”).
               In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of), or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Lock-Up Period”). The foregoing sentence shall not apply to (i) the transfer of any or all of the shares of Common Stock owned by the undersigned, either during his or her lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or (ii) any bona fide gifts to any charitable organization; provided, however, that in any such case it shall be a pre-condition to such transfer that (a) the transferee or donee executes and delivers to ML a lock-up agreement in form and substance satisfactory to ML, (b) no filing by any party (transferor, transferee,

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donor or donee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) made after the expiration of the Lock-Up Period), (c) each party (transferor, transferee, donor or donee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition and (d) the undersigned notifies ML at least three business days prior to the proposed transfer or disposition.
               In addition, the undersigned agrees that, without the prior written consent of ML, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.
               If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless ML waives, in writing, such extension.
               The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from the date of this agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
               The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.
               With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

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               This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.
Printed Name of Holder

By:

Signature
Printed Name of Person Signing
(and indicate capacity of person signing if
signing as custodian, trustee, or on behalf
of an entity)

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